EXHIBIT 8.1

                    SUBSIDIARIES OF W.P. STEWART & CO., LTD.

                                                         JURISDICTION OF
SUBSIDIARY                                                INCORPORATION
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W.P. Stewart & Co. (Europe), Ltd. ................            England

NS Money Management Ltd. .........................            Bermuda

Cribewell Investments ............................            Curacao

TPRS Services N.V ................................            Curacao

W.P. Stewart & Co., Inc. .........................           Delaware

W.P. Stewart Securities Limited ..................            Bermuda

W.P. Stewart Asset Management Ltd. ...............            Bermuda

W.P. Stewart Fund Management Limited .............            Ireland

W.P. Stewart Asset Management (NA), Inc. .........           New York

W.P. Stewart Asset Management, Inc. ..............           Delaware

W.P. Stewart Asset Management (Europe), Ltd. .....            Bermuda

W.P. Stewart Asset Management (Curacao), N.V .....     Netherlands Antilles

W.P. Stewart Asset Management (Europe), N.V ......        The Netherlands

TPR Curacao N.V ..................................     Netherlands Antilles

WPSH Management N.V ..............................     Netherlands Antilles

W.P. Stewart Fund Management S.A .................          Luxembourg

W.P. Stewart/Hartmann Ltd. .......................            Bermuda